UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.     Entry into a Material Definitive Agreement.

Credit Agreement

On May 26, 2016 (the “Closing Date”), Brooks Automation, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with each of the lenders from time to time a party thereto and Wells Fargo Bank, National Association, as the administrative agent for each member of the lender group and the bank product providers, as the sole lead arranger, and as the sole book runner (“Wells Fargo”).  The Credit Agreement provides for a five-year, $75.0 million senior secured revolving credit facility that matures on May 26, 2021 (the “Credit Facility”), and includes sublimits of up to $25.0 million for letters of credit and, at such time that there is more than one lender under the Credit Agreement, $7.5 million for swing loans.

Certain proceeds of the Credit Agreement are used to pay certain fees, costs, and expenses incurred in connection with the Credit Agreement, the other loan documents related thereto, and the transactions contemplated thereby, and thereafter may be used, consistent with the terms and conditions of the Credit Agreement, for their lawful and permitted purposes.

Subject to certain conditions, the total commitments under the Credit Facility may be increased by an aggregate amount not to exceed $25.0 million by obtaining additional commitments from members of the existing lenders (who have no obligation to provide such additional commitments) or other prospective lenders.

Availability under the Credit Facility is limited to the lesser of (i) the amount committed by the lenders under the Credit Agreement and (ii) the amount determined to be the borrowing base in effect from time to time, which amount is generally determined to be (a) 85% of the amount of the Borrowers’ pledged accounts receivable meeting customary eligibility requirements, plus (b) an amount generally equal to the lesser of (y) 65% of the Borrowers’ customarily-determined eligible inventory, or (z) 85% of the net orderly liquidation value of such customarily-determined eligible inventory, plus (c) the lowest of (y) 25% of the amount committed by the lenders under the Credit Agreement and (z) the sum of 85% of the net orderly liquidation value of the Borrowers’ customarily determined eligible equipment and 60% of the fair market value of Borrowers’ real property collateral, with such aggregate amount reduced by such customary caps and reserves as may be established by Wells Fargo from time to time. If at any time the aggregate amounts outstanding under the Credit Agreement exceed the borrowing base then in effect, a prepayment of an amount sufficient to eliminate such excess is required to be made.

The interest rate per annum applicable to the Credit Agreement will be, at the Company’s option, the base rate or the LIBOR rate plus, in each case, an applicable margin.  LIBOR will be reset at the beginning of each selected interest period based on the LIBOR rate then in effect.  The base rate is a fluctuating interest rate equal to the highest of (i) the federal funds effective rate from time to time plus 0.50%, (ii) LIBOR applicable for an interest period of one month plus 1.00% and (iii) the prime lending rate announced by Wells Fargo.  The applicable margin is subject to adjustment based on the Company’s liquidity.

The terms of the Credit Agreement provide that the Borrowers are required to prepay loans with net cash proceeds from sales of certain collateral under the Credit Agreement. Voluntary prepayments of revolving loans under the Credit Agreement are permitted at any time, in whole or in part, without premium or penalty.

Ongoing extensions of credit under the Credit Agreement are subject to customary conditions, including sufficient availability under the borrowing base.  The Credit Agreement also contains customary affirmative covenants that require the Company to, among other things, periodically furnish financial and other information to the various lenders, and customary negative covenants that, among other things, limit the Borrowers’ ability to incur additional indebtedness, incur liens, sell assets or consolidate or merge with or into other companies, pay non-cash dividends (and cash dividends if Borrowers fail to meet certain payment conditions) or purchase or redeem equity interests issued by the Company, make certain investments, issue equity interests of subsidiaries, prepay, redeem or retire subordinated debt, and enter into certain types of transactions with the Company’s affiliates, in each case, subject to certain qualifications and exceptions.

There is also a “springing” financial covenant requiring Borrowers to maintain a consolidated fixed charge coverage ratio of at least 1.00 to 1.00, measured on a month-end basis as of the last day of each fiscal month ending during a defined Financial Covenant Trigger Period, which period, if applicable, begins on any day on which Borrowers’ liquidity is less than the greater of (i) 12.5% of the commitments under the Credit Facility, and (ii) $9.375 million, and continues until such liquidity during a 60-consecutive day period has been equal to or greater than the greater of (y) 12.5% of the commitments under the Credit Facility, and (z) $9.375 million.

Events of default under the Credit Agreement include customary events, such as a cross-default provision with respect to other material debt.

Guaranty and Security Agreement

In connection with the entry into the Credit Agreement, the Borrowers, as the grantors, and Wells Fargo, as agent, entered into a Guaranty and Security Agreement, dated as of May 26, 2016 (the “Guaranty and Security Agreement”), pursuant to which the Borrowers granted a security interest to Wells Fargo in the following property as collateral for the Borrowers’ obligations under the Credit Agreement: substantially all of the present and after-acquired assets of the Borrowers including: (a) a first priority pledge of the equity interests of each Borrower (other than the Company), and (b) a first priority security interest in substantially all other tangible and intangible assets of the Borrowers (including, but not limited, to accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property and the proceeds of the foregoing), in each case subject to permitted liens and certain exclusions.

In addition, the Company has granted Wells Fargo, as administrative agent, a mortgage lien on the Company’s real property located at 11, 12 and 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 to secure the Borrowers’ obligations under the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Guaranty and Security Agreement do not purport to be complete and are qualified in their entirety by the full text of these agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2016, the Company entered into the Credit Agreement.  The description of the Credit Agreement set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: May 31, 2016	Jason W. Joseph Vice President, General Counsel and Secretary